Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

THIS AGREEMENT made as of the 31st day of August, 2016

BETWEEN:

SUNOVION CNS DEVELOPMENT CANADA ULC, a corporation governed by the laws of British Columbia.

(the “Purchaser”)

- and -

[SHAREHOLDER] (the “Shareholder”)

WHEREAS:

1.	The Purchaser intends to acquire all of the outstanding common shares (the “Common Shares”) and Common Share purchase warrants (the “Warrants”) in the capital of the Cynapsus Therapeutics Inc. (the “Company”), a corporation governed by the laws of Canada, by way of a statutory plan of arrangement (the “Arrangement”) on the terms and subject to the conditions set forth in the arrangement agreement dated the date hereof between the Company and the Purchaser (including the Plan of Arrangement attached as Schedule “A” thereto, the “Arrangement Agreement”).

2.	The Shareholder is the registered and/or direct or indirect beneficial owner of, or exercises control or direction over:

(a)	The Common Shares set out in Schedule A hereto;

(b)	The Warrants set out in Schedule A hereto; and

(c)	Any other securities convertible or exchangeable into, or exercisable to acquire, Common Shares (including Options) as set out in Schedule A hereto (such securities, together with any other of such securities acquired by the Shareholder during the term of this Agreement, the “Convertible Securities”).

Such Common Shares and Warrants, together with any Common Shares acquired by the Shareholder (whether by exercise of any Warrants, conversion, exchange or exercise of any Convertible Securities or otherwise) during the term of this Agreement, being the “Subject Shares”.

3.	Pursuant to the Arrangement Agreement, the Shareholder shall receive US$40.50 for each Common Share in accordance with the terms and conditions set forth in the Arrangement Agreement and the Plan of Arrangement.

4.	Pursuant to the Arrangement Agreement, the Shareholder shall receive the excess of US$40.50 over the exercise price of each Warrant or Convertible Security.

5.	As a condition to the willingness of the Purchaser to enter into the Arrangement Agreement and incur the obligations set forth therein, the Purchaser has required that the Shareholder enter into this Agreement.

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NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto), the parties hereto agree as follows:

1.	Definitions

Capitalized terms used herein and not defined shall have the meanings set forth in the Arrangement Agreement, and the term “Affiliate” also includes, in respect of the Shareholder, any “associate” within the meaning given to that term in the Securities Act, a nephew, niece or stepson of the Shareholder or a “registered charity” within the meaning given to that term in the Tax Act.

2.	Representations, Warranties and Covenants of the Shareholder

The Shareholder represents and warrants to the Purchaser as follows as at the date hereof and immediately prior to the time at which the Subject Shares are acquired pursuant to the Arrangement, and acknowledges that the Purchaser is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

(a)	Organization and Authority. If the Shareholder is not an individual, the Shareholder is validly existing under the laws of its jurisdiction of formation, continuance, incorporation or organization. The execution and delivery of this Agreement by the Shareholder and the consummation by it of the transactions contemplated by this Agreement have been duly authorized by all necessary action and no other approvals or proceedings on the part of the Shareholder are necessary to authorize this Agreement or the transactions contemplated by this Agreement. The Shareholder has all necessary power, authority and capacity to enter into this Agreement and to carry out all of its obligations hereunder.

(b)	Enforceability. This Agreement has been duly executed and delivered by the Shareholder and constitutes a valid and binding obligation of the Shareholder, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws relating to or affecting creditors’ rights generally and to general principles of equity.

(c)	No Conflicts. If applicable, the execution and delivery by the Shareholder of this Agreement and the performance by the Shareholder of its obligations hereunder and the completion of the transactions contemplated by this Agreement will not result (with or without notice or the passage of time or the happening of any other event or condition) in a violation or breach of, require any consent to be obtained under, constitute a default under any provision of, or give rise to any termination rights under any provision of (i) the constating documents of the Shareholder (if applicable), (ii) assuming the timely filing of such reports as may be required under Securities Laws, any applicable Laws, (iii) any resolution of Shareholder’s board of directors or similar body (or any committee thereof) or of Shareholder’s securityholders (as applicable), or (iv) any obligations to which it is a party or by which it is bound, including, without limitation, any voting agreement, shareholders agreement, irrevocable proxy or voting trust, or its properties or assets are bound. The Subject Shares are not, with respect to the voting or transfer of such Subject Shares, subject to any other agreement, including any voting agreement, shareholders agreement, irrevocable proxy, or voting trust.

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(d)	The Subject Shares and Convertible Securities. The Shareholder is either (i) the legal and beneficial owner of, or (ii) the beneficial owner exercising control and direction over all of the Subject Shares and Convertible Securities, which are free and clear of all Encumbrances, except as provided under this Agreement, for any restrictions under applicable Laws (including the Securities Act of 1933) or as arising under the granting instrument or the terms of the Convertible Securities (none of which will affect the execution, delivery and performance by the Shareholder of this Agreement or the consummation by the Shareholder of the transactions contemplated hereby). The only securities of the Company legally or beneficially owned by the Shareholder, or over which the Shareholder exercises control or direction, are those listed on Schedule A to this Agreement. The Shareholder has the sole right to (A) vote, or to dispose of, the Subject Shares and the Convertible Securities, and (B) Transfer, or to cause the Transfer of, the Subject Shares and/or the Convertible Securities. None of the Subject Shares is subject to any agreement, arrangement or restriction with respect to the voting thereof, except as contemplated by this Agreement. Except for the Warrants, the Convertible Securities and the Adagio Purchase Agreement, if applicable, the Shareholder has no agreement or option, or right or privilege (whether by Law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase or acquisition by the Shareholder or transfer to the Shareholder of additional securities of the Company. In this Agreement, “Transfer” means, with respect to a security, any direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation, or suffrage of an Encumbrance or security interest in or upon, or the gift, grant, or placement in trust or other disposition of such security.

(e)	Litigation. There is no action, claim, lawsuit, arbitration, mediation, proceeding or investigation pending or, to the knowledge of the Shareholder, threatened, against the Shareholder that would reasonably be expected to have an adverse impact on the validity of this Agreement or any action taken or to be taken by the Shareholder in connection with this Agreement.

(f)	Sophisticated Seller. The Shareholder has independently and without reliance upon the Purchaser, and based on such information as the Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Shareholder acknowledges that the Purchaser has not made and does not make any representation or warranty to the Shareholder, whether express or implied, of any kind or character except as expressly set forth in this Agreement.

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3.	Representations and Warranties of the Purchaser

The Purchaser represents and warrants to the Shareholder as follows as at the date hereof and immediately prior to the time at which the Subject Shares are acquired pursuant to the Arrangement, and acknowledges that the Shareholder is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

(a)	Organization and Authority. The Purchaser is validly existing under the laws of its jurisdiction of formation, continuance, incorporation or organization. The execution and delivery of this Agreement by the Purchaser and the consummation by it of the transactions contemplated by this Agreement have been duly authorized by all necessary action and no other approvals or proceedings on the part of the Purchaser are necessary to authorize this Agreement or the transactions contemplated by this Agreement. The Purchaser has all necessary power, authority and capacity to enter into this Agreement and to carry out all of its obligations hereunder.

(b)	Enforceability. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws relating to or affecting creditors’ rights generally and to general principles of equity.

(c)	No Conflicts. The execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of its obligations hereunder and the completion of the transactions contemplated by this Agreement will not result (with or without notice or the passage of time or the happening of any other event or condition) in a violation or breach of, require any consent to be obtained under, constitute a default under any provision of, or give rise to any termination rights under any provision of (i) the constating documents of the Purchaser, (ii) assuming the timely filing of such reports as may be required under Securities Laws, any applicable Laws, (iii) any resolution of Purchaser’s board of directors or similar body (or any committee thereof) or of Purchaser’s securityholders (as applicable), or (iv) any obligations to which it is a party or by which it is bound, including, without limitation, any voting agreement, shareholders agreement, irrevocable proxy or voting trust, or its properties or assets are bound, subject in all cases to the Purchaser’s obligations under the Arrangement Agreement, including the requirement to obtain any consent thereunder.

(d)	Litigation. There is no action, claim, lawsuit, arbitration, mediation, proceeding or investigation pending or, to the knowledge of the Purchaser, threatened, against the Purchaser that would reasonably be expected to have an adverse impact on the validity of this Agreement or any action taken or to be taken by the Purchaser in connection with this Agreement.

4.	Covenants of the Shareholder

Until the termination of this Agreement in accordance with Section 5, the Shareholder irrevocably and unconditionally agrees as follows:

(a)	Agreement to Vote in Favour. At any meeting of securityholders of the Company called to vote upon the Arrangement (including the Meeting) or any of the other transactions contemplated by the Arrangement Agreement or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent in lieu of a meeting) with respect to the Arrangement or any of the other transactions contemplated by the Arrangement Agreement is sought, the Shareholder shall cause its Subject Shares to be counted as present (in person or by proxy) for purposes of establishing quorum and shall vote (or cause to be voted) its Subject Shares (i) in favour of the approval of the Arrangement and each of the other transactions contemplated by the Arrangement Agreement (including, without limitation, the Arrangement Resolution), and (ii) in favour of any other matter necessary for the consummation of the Arrangement or any of the other transactions contemplated by the Arrangement Agreement.

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(b)	Agreement to Vote Against. At any meeting of securityholders of the Company (including the Meeting) or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval of all or some of the securityholders of the Company is sought (including by written consent in lieu of a meeting), the Shareholder shall cause its Subject Shares to be counted as present (in person or by proxy) for purposes of establishing quorum and, to the extent not voted by the persons appointed as proxies under this Agreement, shall vote (or cause to be voted) its Subject Shares against (i) any Acquisition Proposal other than the Arrangement, (ii) any amendment of the Company’s articles of incorporation or bylaws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner delay, impede, frustrate, prevent or nullify the Arrangement or any of the other transactions contemplated by the Arrangement Agreement or change in any manner the voting rights of the Common Shares, and (iii) any action, agreement, transaction or proposal that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Arrangement Agreement or of the Shareholder under this Agreement or otherwise impede, interfere with, delay, postpone, discourage, or adversely affect the consummation of the Arrangement or any of the other transactions contemplated by the Arrangement Agreement.

(c)	Proxies and Powers of Attorney. Shareholder hereby revokes any and all previous proxies and power of attorneys that may conflict or be inconsistent with the matters set forth in this Agreement, and no subsequent proxy (whether revocable or irrevocable) or power of attorney shall be given by Shareholder, except as otherwise expressly contemplated by this Agreement or as required by any letter of transmittal in connection with the Transaction.

(d)	Restrictions on Transfer of Subject Shares. The Shareholder agrees to not, directly or indirectly, (i) Transfer any of the Subject Shares or Convertible Securities, other than to allow for the cancellation of the Warrants or the Options in accordance with the Arrangement and Arrangement Agreement, (ii) grant any proxies, deposit any of its Subject Shares or Convertible Securities into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to its Subject Shares or Convertible Securities, other than pursuant to this Agreement or to an Affiliate of the Shareholder, provided that the transferee of such Subject Shares or Convertible Securities agrees to be bound by the terms of this Agreement and provided further that the Shareholder shall remain jointly and severally liable with such transferee for the observance and performance of the covenants and obligations of the transferee under this Agreement, or (iii) take any action that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Shareholder under this Agreement or otherwise impede, interfere with, delay, postpone, discourage, or adversely affect the consummation of the Arrangement or any of the other transactions contemplated by the Arrangement Agreement.

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(e)	Additional Shares. The Shareholder hereby agrees, during the term of this Agreement, promptly to notify Purchaser of any new Subject Shares or Convertible Securities acquired by Shareholder, if any, after the execution of this Agreement. Any such shares shall be subject to the terms of this Agreement as though owned by the Shareholder on the date of this Agreement.

(f)	Certain Other Covenants.

The Shareholder:

(i)	hereby agrees to not exercise any Dissent Rights with respect to the Arrangement;

(ii)	consents to (A) details of, or a summary of, this Agreement being set out in any press release, information circular and court documents or other public disclosure document produced by the Company, the Purchaser or any of their respective Affiliates in connection with the transactions contemplated by this Agreement and the Arrangement Agreement; and (B) this Agreement being made publicly available, including by filing on SEDAR and/or EDGAR.

(iii)	acknowledges and agrees that a summary of the negotiations leading to the execution and delivery of this Agreement may appear in the Circular for the Meeting and in any other public disclosure document required by any applicable Laws. The Shareholder agrees, as promptly as practicable, to notify Purchaser of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent Shareholder becomes aware that any shall have become false or misleading in any respect;

(iv)	acknowledges and agrees (A) the Company has agreed to cause its Representatives to comply with certain terms and conditions of the provisions set forth in Section 6.1 of the Arrangement Agreement (the “Non-Solicitation Provisions”), (B) that he, she or it is a Representative of the Company for the purposes of the Non-Solicitation Provisions, and (C) to abide by the terms of the Non-Solicitation Provisions; and

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(v)	on or before the fifth (5th) Business Day prior to the Meeting, duly complete and cause forms of proxy in respect of all of the Subject Shares, and any other documents required in accordance with the Arrangement, to be validly delivered in support of the Arrangement, and will not withdraw the forms of proxy.

5.	Termination

This Agreement shall terminate upon the earliest to occur of:

(a)	the written agreement of the Purchaser and the Shareholder;

(b)	notice being delivered by the Shareholder to the Purchaser if, without the prior written consent of the Shareholder, there is any decrease or change in the form of consideration payable for the outstanding Common Shares, Warrants or Convertible Securities as set out in the Arrangement Agreement;

(c)	the Effective Time; and

(d)	the termination of the Arrangement Agreement in accordance with its terms.

6.	Governing Law and Jurisdiction

This Agreement shall be governed by and construed in accordance with the Laws of the Province of Ontario and the federal laws of Canada applicable therein. The parties hereby irrevocably and unconditionally consent to the jurisdiction of and submit to the courts of the Province of Ontario for any actions, suits or proceedings arising out of or relating to this Agreement or the matters contemplated herein (and agree not to commence any action, suit or proceeding relating hereto except in such courts) and further agree that service of any process, summons, notice or document by registered mail to the addresses of the parties set forth in this Agreement shall be effective service of process for any action, suit or proceeding brought against any party in such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the matters contemplated herein in the courts of the Province of Ontario and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding so brought has been brought in an inconvenient forum.

7.	Specific Performance

The Shareholder and the Purchaser each acknowledges and agrees that (a) its covenants, obligations and agreements contained in this Agreement relate to special, unique and extraordinary matters, and (b) a violation of any of the terms of such covenants, obligations or agreements may cause the other party irreparable injury for which monetary damages would not be an adequate remedy. Therefore, each party agrees that the other parties shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain such party from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative and in addition to any other rights and remedies available at law or in equity.

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8.	Amendment, Waivers, Etc.

Neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by each of the parties hereto. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought.

9.	Assignment; No Third Party Beneficiaries

This Agreement shall not be assignable or otherwise transferable by a party without the prior consent of the other party, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect. Notwithstanding the foregoing, the Purchaser may assign all or any part of its rights hereunder to, and its obligations hereunder may be assumed by, any of its Affiliates, provided that if such assignment and/or assumption takes place, the Purchaser shall continue to be jointly and severally liable with such Affiliate for all obligations hereunder. This Agreement shall be binding upon the respective heirs, successors, legal representatives and permitted assigns of the parties hereto. Nothing in this Agreement shall be construed as giving any person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

10.	Notices

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally or sent by facsimile or e-mail transmission (which is confirmed) or if sent by prepaid overnight courier (providing proof of delivery), to the parties at the following addresses (or at such other addresses as shall be specified by any party by notice to the other parties given in accordance with these provisions)

(a)	if to the Purchaser:

c/o Sunovion Pharmaceuticals Inc.

84 Waterford Dr.

Marlborough, Massachusetts 01752

Attention:	Gregory M. Bokar, Sr. Vice President, Legal Affairs and Corporate Secretary
Facsimile:	508.357.7511
Email:	Gregory.Bokar@sunovion.com

with a copy to (which shall not constitute notice):

Reed Smith LLP
Suite 250
136 Main Street
Princeton, New Jersey 08540

Attention:	Diane M. Frenier
Facsimile:	609.951.0824
Email:	dfrenier@reedsmith.com

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Attention:	Edward P. Bromley III
Facsimile:	609.951.0824
Email:	ebromley@reedsmith.com

and to:

Goodmans LLP

Bay Adelaide Centre
333 Bay Street, Suite 3400
Toronto ON M5H 2S7
Canada

Attention:	Stephen H. Halperin
Facsimile:	416.979.1234
Email:	shalperin@goodmans.ca

Attention:	Sheldon N. Freeman
Facsimile:	416.979.1234
Email:	sfreeman@goodmans.ca

(b)	if to the Shareholder:

____________________________
____________________________

____________________________

Attention:	____________________________
Fax:	____________________________
Email:	____________________________

with a copy to (which shall not constitute notice):

Borden Ladner Gervais LLP

Suite 4100

40 King Street West

Toronto ON M5H 3Y4

Attention:	Alfred Page
Facsimile:	416.367.6749
Email:	apage@blg.com

The failure to send or deliver a copy of a notice or other communication to the referred to counsel, as the case may be, shall not invalidate any notice given under this section.

11.	Remedies

No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

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12.	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

13.	Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

14.	Acknowledgement

The Purchaser acknowledges and agrees that the Shareholder is bound hereunder solely in its capacity as a securityholder of the Company and, if the Shareholder is a director, officer or employee of the Company, that the provisions hereof shall not be deemed or interpreted to bind the Shareholder in his or her capacity as a director, officer or employee of the Company. Nothing in this Agreement shall (i) limit any person from fulfilling his or her fiduciary duties as a director or officer of the Company, (ii) prevent the Shareholder, if the Shareholder is a director or officer of the Company, from engaging in such Shareholder’s capacity as a director or officer of the Company, in discussions or negotiations with a person in response to any Acquisition Proposal strictly in accordance with the provisions of the Arrangement Agreement or (iii) limit or affect any actions or omissions taken by the Shareholder in his or her capacity as a director or officer of the Company, including in exercising rights under the Arrangement Agreement, and no such actions or omissions shall be deemed a breach of this Agreement.

15.	Further Assurances

Subject to the terms and conditions of this Agreement, the Shareholder and the Purchaser each agrees to cooperate in good faith and use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable for the discharge of its obligations under this Agreement, including its obligations under Securities Laws and the execution and delivery of such documents as the other party may reasonably require.

16.	Expenses

Each of the Shareholder and the Purchaser will pay its own costs and expenses (including the fees and disbursements of legal counsel and other advisers) incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated by this Agreement.

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17.	Definitional and Interpretive Provisions

The article and section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender include all genders. References in this Agreement to the words “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation” whether or not they are in fact followed by those words or words of like import. The words “hereof”, “herein”, “hereto”, “hereunder”, and “hereby” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any person include the successors and permitted assigns of that person. References to a particular statute or other Law shall be to such statute or other Law and the rules, regulations and published legally binding policies made thereunder, as in force as at the date of this Agreement, and as the same may be amended, re-enacted, consolidated or replaced from time to time, and any successor statute or other Law thereto, unless otherwise expressly provided, supplements or supersedes any such statute or other Law or any such rule, regulation or legally binding policy.

18.	Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the parties.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the first date written above.

SUNOVION CNS DEVELOPMENT CANADA ULC

Per:
Name: Gregory M. Bokar
Title: Director

Witness Print Name:	[Name]

OR

[SHAREHOLDER]

Per:
Name:
Title:

SCHEDULE “A”

Security	Details
Common Shares:
Warrants:
Convertible Securities – Options:
Convertible Securities – Other: